EXHIBIT 23.2 CONSENT OF DELOITTE & TOUCHE LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Ocean Shore Holding Co. dated March 25, 2005, appearing in the Annual Report on Form 10-K of Ocean Shore Holding Co. for the year ended December 31, 2004.



/s/ Deloitte & Touche LLP
---------------------------
Philadelphia, Pennsylvania
August 15, 2005